Exhibit 32.1



     CERTIFICATION PURSUANT TO
      18 U.S.C. SECTION 1350,
      AS ADOPTED PURSUANT TO
 SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002



In connection with the Annual Report of Surge Components, Inc. (the "Company") on Form 10-KSB for the period ending November 30, 2003, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), Ira Levy, Chief Executive Officer of the Company certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his knowledge:

(1) The Report fully complies with the requirements of
Section 13(a) or Section 15(d) of the Securities Exchange Act of
1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.




February 26, 2004       /s/Ira Levy
                        ------------------------
                        Name: Ira Levy
                        Title: Chief Executive Officer and
                        President (Principal Executive
                        Officer and Principal
                        Financial Officer)


This certification accompanies the Report pursuant to Section
906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.